UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2020

SunPower Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34166	94-3008969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Rio Robles, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	SPWR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Agreement.

As previously announced, SunPower Corporation (“SunPower” or the “Company”) intends to contribute certain non-U.S. operations and assets of its SunPower Technologies business unit to Maxeon Solar Technologies, Ltd., a company organized under the laws of Singapore (“Maxeon”), and then to spin off (the “Spin-off”) Maxeon into a separate publicly traded company through a pro rata distribution of the Company’s interest in Maxeon to the Company’s stockholders pursuant to the Separation and Distribution Agreement, dated as of November 8, 2019, between the Company and Maxeon. Pursuant to the Investment Agreement, dated as of November 8, 2019 (as amended, the “Investment Agreement”), between the Company, Tianjin Zhonghuan Semiconductor Co., Ltd. (“TZS”) and, for limited purposes set forth therein, Total Solar INTL SAS, an affiliate of Total S.A (collectively, “Total”), TZS will purchase from Maxeon ordinary shares that will represent 28.848% of the outstanding ordinary shares of Maxeon after giving effect to the Spin-off and TZS investment. As a condition precedent to completing the Spin-off under the Investment Agreement, Maxeon must obtain certain debt financing (the “Debt Financing Condition”). The $125.0 million of borrowing capacity under the Bank Facilities (as defined below) and the $200.0 million aggregate principal amount of the Notes (as defined below) will satisfy the Debt Financing Condition in the Investment Agreement.

Issuance of 6.50% Green Convertible Senior Notes due 2025

On July 9, 2020 Maxeon announced that it had priced an offering of $185.0 million aggregate principal amount of its 6.50% green convertible senior notes due 2025 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Maxeon also granted the initial purchasers of the Notes an option to purchase up to an additional $15.0 million principal amount of Notes and such option was exercised in full on July 14, 2020.

On July 17, 2020, Maxeon issued $200.0 million aggregate principal amount of Notes pursuant to an indenture (the “Indenture”), dated July 17, 2020 between Maxeon and Deutsche Bank Trust Company Americas, as trustee.

The Notes are senior, unsecured obligations of Maxeon and will accrue regular interest at a rate of 6.50% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021. Additional interest may accrue on the Notes in certain circumstances. The Notes will mature on July 15, 2025, unless earlier repurchased, redeemed or converted, and are subject to the terms and conditions set forth in the Indenture.

The Notes are not initially convertible. If the Spin-off occurs within three months after July 17, 2020, and certain conditions relating to the physical delivery forward transaction described below are satisfied, then noteholders will have the right to convert their Notes into ordinary shares of Maxeon in certain circumstances and during specified periods. The initial conversion price will be established following the Spin-off, if it occurs, and will represent a premium of approximately 15.00% over the average of the volume-weighted average price per ordinary share of Maxeon over the period (the “Note Valuation Period”) of 15 consecutive trading days beginning on, and including, the fifth trading day after the date on which Maxeon’s ordinary shares are distributed to SunPower’s common stockholders in the Spin-off and such ordinary shares begin to trade “regular way”. However, the initial conversion price will not be less than approximately $4.60 per ordinary share of Maxeon. Maxeon will settle conversions by paying or delivering, as applicable, cash, ordinary shares of Maxeon or a combination of cash and ordinary shares of Maxeon, at Maxeon’s election.

If the Spin-off does not occur within three months after the Notes are first issued, if Maxeon determines on any earlier date that it will not consummate the Spin-off, or if certain conditions relating to the physical delivery forward transaction described below are not satisfied by November 16, 2020, then Maxeon will be required to redeem all outstanding Notes at a cash redemption price equal to 101% of their principal amount, plus accrued and unpaid interest, if any. The Notes will be also redeemable, in whole or in part, at a cash redemption price equal to their principal amount, plus accrued and unpaid interest, if any, at Maxeon’s option at any time, and from time to time, on or after July 17, 2023 and on or before the 60th scheduled trading day immediately before the maturity date, but only if the last reported sale price per ordinary share of Maxeon exceeds 130% of the conversion price for a specified period of time. In addition, the Notes will be redeemable, in whole and not in part, at a cash redemption price equal to their principal amount, plus accrued and unpaid interest, if any, at Maxeon’s option in connection with certain changes in tax law. Upon the occurrence of a fundamental change (as defined in the Indenture), noteholders may require Maxeon to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The Indenture sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving Maxeon after which the Notes become automatically due and payable. The Indenture provides that Maxeon shall not consolidate with or merge with or into, or (directly, or indirectly through one or more of its subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the consolidated assets of Maxeon and its subsidiaries, taken as a whole, to another person, unless: (i) the resulting, surviving or transferee person (if not Maxeon) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or Singapore, and such corporation (if not Maxeon) expressly assumes by supplemental indenture all of Maxeon’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Bank Facilities

On July 14, 2020, Maxeon and/or its subsidiaries (collectively, the “Maxeon Group”) entered into the following debt facilities with a syndicate of lenders (the “Bank Facilities”):

•	a $55.0 million term loan facility available to SunPower Philippines Manufacturing Ltd. (the “Philippines Term Loan”), which is a subsidiary of Maxeon;

•	a $50.0 million working capital facility available to Maxeon (the “Singapore Working Capital Facility”); and

•	a $20.0 million term loan facility available to Maxeon (the “Singapore Term Loan” and, together with the Philippines Term Loan, the “Term Loans”).

Each of the Bank Facilities mature and are repayable in full on July 14, 2023 (the “Termination Date”). The Singapore Working Capital Facility is available to be drawn during the period from the date on which all conditions under the relevant finance documents are satisfied to and including the date falling one month prior to the Termination Date. The Term Loans are available to be drawn by the relevant borrowers for a period of twelve months after the date on which all conditions under the relevant finance documents are satisfied and will be repayable, in equal quarterly instalments over the 18-month period preceding the applicable maturity date.

The Bank Facilities are guaranteed by each of SunPower Systems International Limited, SunPower Systems Sarl, SunPower Corporation Mexico S. de R.L. de C.V., SunPower Energy Solutions France SAS and, in respect of the Philippines Term Loan, by Maxeon Solar Technologies, Ltd.

The Bank Facilities share first-ranking security over certain assets of members of the Maxeon Group on a pari passu basis. The security package includes:

•	an all-asset security granted by each of Maxeon Solar Technologies, Ltd., Maxeon Rooster Holdco Ltd. and SunPower Philippines Manufacturing Ltd;

•

security over the shares of SunPower Manufacturing Corporation Limited, SunPower Energy Corporation Limited, SunPower Corporation Limited, SunPower Energy Solutions France SAS, Maxeon Rooster Holdco Ltd. and SunPower Philippines Manufacturing Ltd.;

•

debt service reserve accounts, which are required to hold scheduled principal and interest payments for a period of six months (in respect of each of the Philippines Term Loan and the Singapore Term Loan); and

•

certain other security as may be required by the lenders of the Bank Facilities, including as conditions subsequent, security over certain land in the Philippines owned or leased by SPML Land, Inc. (a company 39.99% of the issued share capital of which is currently held by SunPower Philippines Manufacturing Ltd.) and, in certain circumstances, second-ranking security over assets the assets of SunPower Malaysia Manufacturing Sdn Bhd.

Interest is payable on any drawn amounts under each Bank Facility at a rate of LIBOR plus an applicable margin (which may be increased until additional security is provided in relation to land in the Philippines owned by SPML Land, Inc.). Various fees and expenses are also payable by the relevant borrower under each Bank Facility, including commitment fees on any undrawn commitments, upfront fees payable when funds are first drawn and fees for the facility agents, security agents and other finance parties.

The Bank Facilities contain representations, undertakings and events of default that Maxeon considers to be usual and customary for similar financing transactions.

Subject to certain negotiated exceptions, the undertakings limit the ability of the Maxeon Group to, among other things:

•	incur or guarantee additional indebtedness;

•	incur or suffer to exist liens securing indebtedness;

•	make or allow to subsist any loans, grant any credit (other than to members of the Maxeon Group);

•	pay distributions, redeem or repurchase issued share capital, or repay subordinated debt, in each case to any entity that is not a member of the Maxeon Group;

•	acquire any company, business, assets or undertaking or make any investment;

•	increase its overall liability under certain agreements that Maxeon is party to as at the time the Bank Facilities are entered into;

•	change the profiling of the polysilicon payments under the Back-to-Back Agreement (a form of which is filed as Exhibit 4.5 to Maxeon’s Registration Statement on Form 20-F);

•

change the proportion of profit margins booked between each of the borrowers under the Bank Facilities and SunPower Malaysia Manufacturing Sdn Bhd from the estimate provided to the lenders in a base case financial model by any more than five percent (5%) from the estimated profit margins required for tax or accounting purposes;

•	amend capital expenditure plans for the Maxeon Group without the consent of the lenders; and

•	undertake any amalgamation, demerger, merger or corporate reconstruction.

The Bank Facilities also require mandatory prepayment of the Bank Facilities from the receipt of certain insurance and disposal proceeds (if such proceeds are not reinvested within a period of 18 months of their receipt).

The Bank Facilities also include various financial covenants to be maintained on an on-going basis, calculated every financial quarter on a rolling 12-month basis, both on a consolidated basis for the Maxeon Group and, for the purpose of the Philippines Term Loan, on a standalone basis at SunPower Philippines Manufacturing Ltd.

The financial covenants tested on a consolidated basis for the Maxeon Group include the following:

•	the ratio of Consolidated Total Net Debt (as defined in the relevant finance documents) to Consolidated Tangible Net Worth (as defined in the relevant finance documents) shall not exceed 0.5;

•	the Consolidated Tangible Net Worth shall at all times be greater than $275.0 million;

•	the Consolidated Debt Service Coverage Ratio (as defined in the relevant finance documents) shall at all times be greater than 1.25x; and

•	the ratio of Consolidated Total Net Debt to Consolidated EBITDA (as defined in the relevant finance documents) shall not exceed:

(i)	3.5x for the test date falling on September 30, 2021;

(ii)	3.0x for the test date falling on December 31, 2021;

(iii)	2.5x for the test date falling on June 30, 2022; and

(iv)	2.25x for each test date thereafter; and

•	in respect of the Singapore Working Capital Facility, a minimum liquidity requirement.

If at any time prior to the maturity of the Bank Facilities, Maxeon is required to make any payment in respect of the Notes (excluding any coupon payable on the Notes, cash due upon conversion in lieu of any fractional shares and other than as part of a mandatory redemption prior to the Spin-off, but including (without limitation) any other cash payment in repayment, prepayment and/or redemption (in whole or in part) of the Notes, or any amount payable as the result of an event of default under the Notes), all amounts outstanding under the Bank Facilities are required to be mandatorily prepaid prior to the repayment of the Notes.

On July 14, 2020, the lenders to each Bank Facility as well as the borrowers and guarantors of the Bank Facilities (and other members of the Maxeon Group providing security to the lenders of the Bank Facilities) also entered into an intercreditor agreement that prescribes certain rights of the lenders, including relating to rights to enforce against security and standstill periods.

The foregoing description of the Bank Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Bank Facilities, which are filed as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The description of the Indenture set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Maxeon offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Maxeon relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated July 9, 2020 by and among Maxeon and the initial purchasers. The ordinary shares of Maxeon issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any ordinary shares of Maxeon are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of ordinary shares of Maxeon.

Item 8.01.	Other Events.

Prepaid Forward Transaction

On July 17, 2020 and in connection with the issuance of the Notes, Maxeon entered into a privately negotiated forward-starting forward share purchase transaction (the “Prepaid Forward Transaction”) with Merrill Lynch International (the “Prepaid Forward Counterparty”), pursuant to which Maxeon will repurchase approximately $40 million worth of ordinary shares of Maxeon Solar, subject to the conditions set forth therein, including receipt of required shareholder approvals on an annual basis.

The Prepaid Forward Transaction will become effective on the first day of the Note Valuation Period. The number of ordinary shares of Maxeon to be repurchased under the Prepaid Forward Transaction will be determined based on the arithmetic average of the volume-weighted average prices per ordinary share of Maxeon over the Note Valuation Period, subject to a floor price and subject under Singapore law to a limit in aggregate of no more than 20% of the total number of ordinary shares in Maxeon’s capital as of the date of the annual shareholder repurchase approval (calculated together with the number of ordinary shares to be repurchased in connection with the Physical Delivery Forward Transaction (as described below)), and Maxeon will prepay the forward purchase price in cash using a portion of the net proceeds from the sale of the Notes. Under the terms of the Prepaid Forward Transaction, the Prepaid Forward Counterparty will be obligated to deliver the number of ordinary shares of Maxeon underlying the transaction to Maxeon, or pay cash to the extent Maxeon fails to provide to Prepaid Forward Counterparty evidence of a valid shareholder authorization, on or shortly after the maturity date of the Notes, subject to the ability of the Prepaid Forward Counterparty to elect to settle all or a portion of the transaction early.

The foregoing description of the Prepaid Forward Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of confirmation for the Prepaid Forward Transaction, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Physical Delivery Forward Transaction

On July 17, 2020 and in connection with the issuance of the Notes, Maxeon entered into a privately negotiated forward-starting physical delivery forward transaction (the “Physical Delivery Forward Transaction” and, together with the Prepaid Forward Transaction, the “Forward Transactions”), with Merrill Lynch International (the “Physical Delivery Forward Counterparty,” together with the Prepaid Forward Counterparty, the “Forward Counterparties”), with respect to approximately $60 million worth of ordinary shares of Maxeon (the “Physical Delivery Maxeon Shares”), pursuant to which the Physical Delivery Forward Counterparty agreed to deliver the Physical Delivery Maxeon Shares to Maxeon or a third party-trustee designated by Maxeon for no consideration at or around the maturity of the Notes subject to the conditions set forth in the agreements governing the Physical Delivery Forward Transaction. The Physical Delivery Forward Transaction will become effective on the first day of the Note Valuation Period.

The number of ordinary shares of Maxeon underlying the Physical Delivery Forward Transaction is approximately $60 million worth of ordinary shares of Maxeon to be issued and sold by Maxeon to one or more of the initial purchasers or their affiliates (the “Underwriters”), to be sold during the Note Valuation Period in a registered offering off of Maxeon’s registration statement on Form F-3 to be filed with the Securities and Exchange Commission at prevailing market prices at the time of sale or at negotiated prices. The Underwriters will receive all of the proceeds from the sale of such ordinary shares of Maxeon. Maxeon will not receive any proceeds from the sale of such ordinary shares of Maxeon. This Current Report on Form 8-K does not constitute an offer of ordinary shares of Maxeon pursuant to the Physical Delivery Forward Transaction.

The Forward Transactions are generally expected to facilitate privately negotiated derivative transactions, including swaps, between the Forward Counterparties and investors in the Notes relating to ordinary shares of Maxeon by which investors in the Notes will establish short positions relating to ordinary shares of Maxeon and otherwise hedge their investments in the Notes concurrently with the Note Valuation Period.

While the sales of ordinary shares of Maxeon during the Note Valuation Period in a registered offering in connection with the Physical Delivery Forward Transaction could cause the market price of ordinary shares of Maxeon to be lower, the entry into the Forward Transactions and the entry by the Forward Counterparties into derivative transactions in respect of ordinary shares of Maxeon with the purchasers of the Notes could have the effect of increasing, or reducing the size of any decrease in, the price of ordinary shares of Maxeon during and/or shortly after, the Note Valuation Period.

Neither Maxeon nor the Forward Counterparties will control how such purchasers of the Notes may use such derivative transactions. In addition, such purchasers may enter into other transactions relating to ordinary shares of Maxeon or the Notes in connection with or in addition to such derivative transactions, including the purchase or sale of ordinary shares of Maxeon. As a result, the existence of the Forward Transactions, such derivative transactions and any related market activity could cause more purchases or sales of ordinary shares of Maxeon over the term of the Forward Transactions than there otherwise would have been had Maxeon not entered into the Forward Transactions, and such purchases or sales could potentially increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of ordinary shares of Maxeon and/or the trading prices of the Notes.

In addition, in connection with the settlement or unwind of the Forward Transactions, the Forward Counterparties may purchase ordinary shares of Maxeon, and such purchases may have the effect of increasing, or preventing a decline in, the market price of ordinary shares of Maxeon.

The foregoing description of the Physical Delivery Forward Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of confirmation for the Physical Delivery Forward Transaction, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Forward-Looking Statements

This Current Report includes forward-looking statements that are subject to risks, contingencies or uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements are not guarantees of future performance, and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict. Material differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, such as the severity and duration of the COVID-19 pandemic and its impact on global economic conditions and our ability to consummate the contemplated Spin-off and Investment. Many of such factors are beyond are control. These factors also include such risks and uncertainties detailed in SunPower’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in Maxeon’s Form 20-F and SunPower’s annual report on Form 10-K for the year ended December 29, 2019 and its quarterly Form 10-Q filings, and in other SunPower investor communications from time to time. SunPower undertakes no obligation to update any forward-looking statement except to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of July 17, 2020, between Maxeon Solar Technologies, Ltd. and Deutsche Bank Trust Company Americas, as Trustee

4.2	Form of Global Note, representing Maxeon Solar Technologies, Ltd.’s 6.50% Green Convertible Senior Notes due 2025 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

10.1	Prepaid Forward Share Purchase Confirmation, dated as of July 17, 2020, by and between Maxeon Solar Technologies, Ltd. and Merrill Lynch International

10.2	Physical Delivery Forward Confirmation, dated as of July 17, 2020, by and between Maxeon Solar Technologies, Ltd. and Merrill Lynch International

10.3	Common Terms Agreement, dated as of July 14, 2020, by and among Maxeon Solar Technologies, Ltd. and SunPower Philippines Manufacturing Ltd., as Borrowers, Maxeon Solar Technologies, Ltd., SunPower Systems Sarl, SunPower Energy Solutions France S.A.S. and SunPower Corporation Mexico S. de R.L. de C.V. as Guarantors, the Lenders party thereto and DBS Bank Ltd. as Intercreditor Agent, Facility Agent and Security Agent

10.4	Term Facility Agreement, dated as of July 14, 2020, by and between Maxeon Solar Technologies, Ltd. and DBS Bank Ltd., as Facility Agent

10.5	SunPower Philippines Facility Agreement, dated as of July 14, 2020, by and among SunPower Philippines Manufacturing Ltd., as the Borrower, the Lenders party thereto and DBS Bank Ltd. as the Facility Agent

10.6	Working Capital Facility Agreement, dated as of July 14, 2020, by and among Maxeon Solar Technologies, Ltd., as the Borrower, the Lenders party thereto, and DBS Bank Ltd. as the Facility Agent

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

By:	/s/ Manavendra S. Sial
Name:	Manavendra S. Sial
Title:	Executive Vice President and Chief Financial Officer

Date: July 20, 2020